Exhibit 99.1

[Dassault Systèmes logo]

[i2 logo]

Dassault Systèmes and i2

Form Strategic Partnership

Partnership developed to produce next-generation, 3D-based sourcing solutions for collaborative PLM

Paris, France, and Dallas, Texas, May 10, 2005 – Dassault Systèmes (NASDAQ:DASTY; Euronext Paris: #13065, DSY.PA), the world’s leading developer of Product Lifecycle Management (PLM) solutions, and i2 Technologies, Inc. (OTC: ITWH), a leading provider of demand-driven supply chain solutions, today announced their intent to form a strategic partnership to jointly develop sourcing solutions based on Dassault Systèmes’ V5 platform for the CATIA, ENOVIA and DELMIA applications.

The intent of the partnership is to integrate sourcing throughout the product lifecycle, thus eliminating barriers between the engineering and sourcing communities and providing both sides with the opportunity to more effectively drive innovation and create value.

“We believe this partnership will define a new, collaborative way to integrate sourcing into product innovation and PLM,” said Bernard Charlès, president and CEO, Dassault Systèmes. “By partnering with a visionary in supply chain management, Dassault Systèmes intends to define the convergence of the PLM and SRM (Supplier Relationship Management) spaces to support our networked global customers.”

“We believe this is a great opportunity for i2 to continue to enhance and grow our expertise in supplier relationship management with a world-class PLM company such as Dassault Systèmes,” said Michael McGrath, i2 chief executive officer. “We believe this partnership can provide our customer base with an enhanced roadmap and growth path for the future.”

The joint offering will be designed to offer cross-functional visibility and unmatched collaboration, bringing sourcing considerations to the engineer’s desktop, and engineering criteria and 3D digital mockup to the sourcing specialist. The solutions will provide benefits such as:

•	Ability to design for supply. Engineers will be able to optimize design by taking into account part-sourcing information such as obsolescence, availability and companies’ sourcing preferences early in the design cycle.

•	Enhanced re-use management. Companies will be able to manage a cross-functional enterprise catalog, fully immersed in the 3D design environment, by combining engineering and sourcing information. This will give engineers the ability to evaluate and compare components based on functional engineering specifications as well as on cost, vendor preference, lead times, geographic regulations, and other sourcing characteristics.

•	Optimized component and subsystem lifecycle management. Companies will lower product support risks because they will be able to evaluate all risks (technical, vendor, availability) before committing to final changes.

•	Converging engineering and sourcing processes. All criteria can be considered in advance, meaning fewer iterations between sourcing and engineering, less rework, and better collaboration. Sourcing analysts will be able to visualize, manipulate, test and simulate components before buying.

“Truly integrated PLM and sourcing solutions drive better collaboration between engineering and sourcing, leading to higher part re-use and more consistent part usage,” said Leni Kaufman, vice president and CIO, Northrop Grumman Information Technology/Internal Information Services. “This is something that should be interesting to any company that designs and manufactures products.”

“Enterprises aligning sourcing and engineering earlier in the product development cycle have reported 18% reductions in product costs, 10% to 20% improvements in time-to-market cycles, and more than 20% improvements in initial product quality,” said Tim Minahan, senior vice president of Supply Research for Aberdeen Group. “Combining the strengths of i2’s sourcing and Dassault Systèmes’ collaborative engineering capabilities should deliver a compelling platform to optimize product costs and accelerate innovation capture and new product introduction cycles.”

The next-generation sourcing solutions will be developed in a dedicated competency center hosted in a new i2 subsidiary. This joint competency center will bring together i2’s domain expertise and core SRM components along with Dassault Systèmes’ V5 platform and PLM expertise. As a part of the long-term partnership, i2 will convey control of the competency center to Dassault Systèmes for approximately $10 million once certain conditions are met. i2 will then continue to provide SRM component upgrades and sourcing expertise and will work jointly with Dassault Systèmes to define the scope of the project. i2 will also continue to market and sell its SRM solutions and support its customers.

###

About i2

i2 is a leading provider of demand-driven supply chain solutions designed to enable business agility. i2’s flexible solutions can synchronize demand and supply across an ever-changing global supply network. Nineteen of the AMR Research Top 25 Global Supply Chains belong to companies who are i2 customers. Seven of the Fortune global top 10 are also customers of i2. Founded in 1988 with a commitment to customer success and supply chain innovation, i2 has a history of delivering value by implementing solutions designed to provide a rapid return on investment. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

About the CAA V5 Software Community Program

CAA V5 (Component Application Architecture) is Dassault Systèmes’ open middleware and development environment for PLM. The CAA V5 Software Community Program is dedicated to ISVs (Independent Software Vendors) willing to develop, sell and support CAA V5-based applications, fully integrated with CATIA, ENOVIA and DELMIA V5. This collaboration results in the expansion of Dassault Systèmes’ PLM solutions to cover the entire product lifecycle range, thus enabling mutual customers to take advantage of a larger set of products in response to their specific industrial needs. By delivering best-in-class complementary V5 applications, CAA V5 Gold Software Partners further promote Dassault Systèmes’ objective of supporting and continuously improving customer processes. Gold Partners also benefit from a unique and privileged access to Dassault Systèmes’ R&D laboratory and advanced technical and marketing support.

-more-

About Dassault Systèmes

As world leader in 3D and PLM (Product Lifecycle Management) solutions, the Dassault Systèmes group brings value to more than 80,000 customers in 80 countries. A pioneer in the 3D software market since 1981, Dassault Systèmes develops and markets PLM application software and services that support industrial processes and provide a 3D vision of the entire life cycle of products from conception to maintenance. Its offering includes integrated PLM solutions for product development (CATIA®, DELMIA®, ENOVIA®, SMARTEAM®), mainstream 3D design tools (SolidWorks®), and 3D components (Spatial/ACIS®). Dassault Systèmes is listed on the Nasdaq (DASTY) and Euronext Paris (#13065, DSY.PA) stock exchanges. For more information, visit http://www.3ds.com

i2 Press Contact:	Dassault Systèmes Press Contacts:	Dassault Systèmes Investor

Beth Elkin	Frédérique Moureton	Relations Contact:
+1 469-357-4225	+33 1 40 99 68 80	Valérie Agathon
beth_elkin@i2.com	frederique_moureton@ds-fr.com	+33 1 40 99 69 24

i2 Analyst Contact:	Emma Rutherford (Financial
Mark Hillman	Dynamics)
+1 617-551-2754	+ 33 1 47 03 68 10
mark_hillman@i2.com	emma.rutherford@fd.com

Derek Lane (Americas)
+1(818) 673-2243
derek_lane@ds-us.com

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties, including forward-looking statements regarding the formation of a strategic partnership between i2 and Dassault Systèmes; the joint development of sourcing solutions, the benefits to be offered by such jointly-developed solutions; the provision of an enhanced roadmap and growth path for the i2 customer base; the closing of the transaction conveying the i2 development subsidiary to Dassault Systèmes and the payment of the purchase price in that transaction; i2’s continued provision of SRM component upgrades and sourcing expertise; the parties’ definition of the scope of the project; and i2 continuing to market and sell its SRM solutions and support its customers. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Quarterly Report on Form 10-Q filed May 10, 2005 and the Annual Report on Form 10-K filed March 16, 2005. i2 assumes no obligation to update the forward-looking information contained in this news release.